           As filed with the Securities and Exchange Commission on July 25, 1997
                                                       Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               IRIDEX CORPORATION

             (Exact name of registrant as specified in its charter)


              DELAWARE                                    77-0211467
              --------                                    ----------
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification Number)


                                340 PIONEER WAY
                        MOUNTAIN VIEW, CALIFORNIA 94041
                        -------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           AMENDED AND RESTATED 1989 INCENTIVE STOCK PLAN, AS AMENDED
                 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                           (Full title of the plans)

                             Theodore A. Boutacoff
                     President and Chief Executive Officer
                               IRIDEX Corporation
                                340 Pioneer Way
                        Mountain View, California 94041
                                 (415) 962-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            JUDITH M. O'BRIEN, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                             Proposed                  Proposed
                                                              Maximum                  Maximum
                                         Amount              Offering                 Aggregate              Amount of
  Title of Securities                     to be                Price                   Offering            Registration
    to be Registered                 Registered (1)          Per Share                  Price                 Fee(2)
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value             550,000                 9.75                $5,362,500                $1,625



(1) Pursuant to Rule 428 under the Securities Act of 1933, as amended ("Act"), the prospectus contained herein with respect to the Amended and Restated 1989 Incentive Stock Plan, as amended, and the 1995 Employee Stock Purchase Plan, as amended also relates to shares registered under the Form S-8 Registration Statement No. 333-4264

(2) Estimated in accordance with Rule 457(c) and (h) under the Act solely for the purpose of calculating the registration fee, based on the average of the high and low price of the Registrant's Common Stock as reported by Nasdaq NMS on July 22, 1997.

                               IRIDEX CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by IRIDEX Corporation (the "Company" or the "Registrant"):

             (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

             (b) Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997, filed pursuant to
                     Section 13(a) of the Exchange Act.


             All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, P.C. ("WSGR"), Palo Alto, California. Judith Mayer O'Brien, a member of WSGR, is Secretary of the Registrant.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. Registrant has entered into an indemnification agreement with each of its officers and directors which provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. Registrant also currently maintains officer and director liability insurance.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.      EXHIBITS.

 Exhibit
 Number                  Description of Document
---------    ------------------------------------------------------------

     5.1     Opinion of Counsel as to legality of securities being registered.

    10.1 Amended and Restated 1989 Incentive Stock Plan, as amended and forms of option agreements and stock purchase agreement thereunder.

    10.2 1995 Employee Stock Purchase Plan, as amended and form of subscription agreement thereunder.

    23.1     Consent of Coopers & Lybrand L.L.P., Independent Accountants.

    23.2     Consent of Counsel (contained in Exhibit 5.1).

    24.1     Power of Attorney (see page 5).

ITEM 9.      UNDERTAKINGS.

             The undersigned Registrant hereby undertakes:

     (a)

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 25th day of July, 1997.





                                          IRIDEX CORPORATION


                                          By: /s/  THEODORE A. BOUTACOFF
                                          Theodore A. Boutacoff
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore A. Boutacoff and James L. Donovan jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                                    Title                                   Date
-------------------------------              -------------------------------------            -------------
                                             President, Chief Executive Officer and           July 25, 1997
 /s/ Theodore A. Boutacoff                   Director (Principal Executive Officer)
-------------------------------
 Theodore A. Boutacoff


 /s/ James L. Donovan                        Chief Financial Officer                          July 25, 1997
-------------------------------
 James L. Donovan

 /s/ John M. Nehra                           Chariman of the Board of Directors               July 25, 1997
-------------------------------
 John M. Nehra

                                             Director                                         July 25, 1997
 /s/ William Boeger, III
-------------------------------
 William Boeger, III

                                             Director                                         July 25, 1997
 /s/ Milton Chang
-------------------------------
 Milton Chang

                                             Director                                         July 25, 1997
 /s/ Donald L. Hammond
-------------------------------
 Donald L. Hammond

                               INDEX TO EXHIBITS



Exhibit                                                                                  Page
Number                                                                                    No.
   5.1           Opinion of Counsel as to legality of securities being
                 registered.

  10.1 Amended and Restated 1989 Incentive Stock Plan, as amended and forms of option agreements and restricted stock purchase agreement thereunder.

  10.2 1995 Employee Stock Purchase Plan, as amended and form of subscription agreement thereunder.

  23.1           Consent of Coopers & Lybrand L.L.P., Independent Accountants.

  23.2           Consent of Counsel (contained in Exhibit 5.1).

  24.1           Power of Attorney (see page 5).